Exhibit 99.1

CONTACT:

Jeff Baum

972-797-9495

jeffrey.baum@eds.com

FOR IMMEDIATE RELEASE, WEDNESDAY, NOV. 3, 2004

EDS Postpones Earnings Announcement

Company confirms NMCI impairment; reaffirms preliminary 3Q results

PLANO, Texas - EDS today announced it had postponed the release of its third quarter 2004  earnings pending completion of the previously announced evaluation by the company and its independent auditor of an asset impairment related to its Navy Marine Corps Intranet (NMCI) account.  The evaluation covers the timing and amount of the write-down.

The company also noted KPMG has brought to the attention of the Audit Committee certain issues related to quarterly bonus plan accruals in 2003 and 2004.  Although the resolution of these issues could result in revisions to quarterly financial statements within 2003, EDS does not believe these issues will affect its reported financial results for that full year.

At the October 27, 2004, recommendation of KPMG, the Audit Committee commenced an investigation of the company's quarterly bonus plan accruals and other adjustments proposed by EDS for the closing of EDS' books for the third quarter of 2004. The Audit Committee is being assisted by independent counsel and accounting advisers in this work.  While EDS is unable to predict the outcome of this work or when it will be completed, it does not expect a material adverse effect on its financial results or its credit facilities or debt instruments.

Until the Audit Committee work is completed, KPMG will not be able to complete its interim review of EDS' financial statements for the quarter ended September 30, 2004.  This is not expected to occur by the date EDS is required to file its Form 10-Q for that quarter.

Noting significant progress in its core business, the company said it believes the accounting issues will be resolved expeditiously without impact to its business and will not affect the strong improvement under way.

In addition, the company reaffirmed the preliminary third quarter guidance announced on October 25 as well as full year guidance issued on October 26.

About EDS

EDS provides a broad portfolio of business and technology solutions to help its clients worldwide improve their business performance. EDS' core portfolio comprises information-technology, applications and business process services, as well as information-technology transformation services. EDS' A.T. Kearney subsidiary is one of the world's leading high-value management consultancies. With more than $20 billion in annual revenue, EDS is ranked 87th on the Fortune 500. The company's stock is traded on the New York (NYSE: EDS) and London stock exchanges. Learn more at eds.com.

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The statements in this press release that are not historical statements, including statements regarding future financial performance, anticipated cost savings, and the value of new business signed and forecasted to be signed, are forward-looking statements within the meaning of the federal securities laws. These statements are subject to numerous risks and uncertainties, many of which are beyond our control, which could cause actual results to differ materially from such statements. These include, but are not limited to the performance of current and future client contracts in accordance with our cost, revenue and cash flow estimates, including our ability to achieve any operational efficiencies in our estimates; our ability to recover our investment in certain client contracts, including in particular contracts involving the construction of new computer systems and communications networks or the development and deployment of new technologies for which there may exist substantial performance risk and with respect to which some or all elements of service delivery may be dependent upon our successful completion of the development, construction and deployment phases; for contracts with U.S federal government clients, including our Navy Marine Corps Intranet contract, the government's ability to cancel the contract or impose additional terms and conditions due to changes in government funding, or deployment schedules, military action or otherwise; our ability to access the capital markets, including our ability to obtain capital leases, surety bonds and letters of credit, to arrange new client supported financing transactions or similar facilities and continue to access existing facilities; the impact of rating agency actions on our business, including our ability to access capital and our cost of capital as well as the impact of such actions on our agreements that contain debt rating triggers; the impact of third-party benchmarking provisions in certain client contracts; the impact on a historical and prospective basis of accounting rules and pronouncements; the impact of claims, litigation and governmental investigations; the success of our strategic reorganization and cost cutting initiatives and the timing and amount of any resulting benefits; the impact of acquisitions and divestitures; our ability to attract and retain highly skilled personnel; a reduction in the carrying value of our assets; the impact of a bankruptcy or the financial difficulty of a significant client on the financial and other terms of our agreements with that client; the expiration or termination of a significant client contract, including our contract with GM; with respect to the funding of our pension plan obligations, the performance of our investments relative to our assumed rate of return; changes in tax laws and interpretations, competition in the industries in which we conduct business and the impact of competition on pricing, revenues and margins; the impact of general economic and other conditions on the discretionary spend of our existing clients and our ability to obtain new business; the degree to which third parties continue to outsource IT and business processes and failure to obtain treaty relief from double taxation; failure to obtain or protect intellectual property rights; and fluctuations in foreign currency, exchange rates and interest rates. We disclaim any intention or obligation to update or revise any forward-looking statements whether as a result of new information, future events or otherwise, except as may be required by law.